Exhibit 99.1

Veritiv Announces Third Quarter 2020

Financial Results

Reports Third Quarter Net Sales of $1.6 Billion,

Net Income of $21.1 Million,

Basic and Diluted Earnings per Share of $1.33 and $1.30, respectively, and

Adjusted EBITDA of $49.9 Million

ATLANTA (November 5, 2020) – Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the third quarter ended September 30, 2020.

“Continuing execution of our multi-year strategy and broad-based efficiency programs led to record Adjusted EBITDA margins in the third quarter,” said Sal Abbate, Chief Executive Officer. “We are fully operational and meeting the needs of our employees and customers both safely and efficiently. Our significantly improved fundamentals and the flexibility of our business model drove a year-over-year improvement in Adjusted EBITDA despite a challenging and dynamic market environment.”

For the three months ended September 30, 2020, compared to the three months ended September 30, 2019:

•	Net sales were $1.6 billion, a decrease of 17.3% from the prior year. The foreign currency effect on net sales was negligible.
•	Net income was $21.1 million, compared to net income of $5.1 million in the prior year. Net restructuring charges were $7.9 million in the third quarter of 2020 compared to $7.6 million in the prior year.
•	Basic and diluted earnings per share were $1.33 and $1.30, respectively, compared to $0.32 and $0.31, respectively, in the prior year.
•	Adjusted EBITDA was $49.9 million, an increase of 10.9% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 3.1%, an increase of 80 basis points from the prior year.

For the nine months ended September 30, 2020, compared to the nine months ended September 30, 2019:

•	Net sales were $4.7 billion, a decrease of 19.2% from the prior year. Net sales decreased 19.5% from the prior year, excluding the negative effect of foreign currency.
•	Net income was $2.2 million, compared to net loss of $(32.9) million in the prior year. Net restructuring charges were $40.4 million in 2020 compared to $16.9 million in the prior year.
•	Basic and diluted earnings (loss) per share were $0.14 compared to $(2.05) in the prior year.
•	Adjusted EBITDA was $125.9 million, an increase of 15.8% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 2.7%, an increase of 80 basis points from the prior year.

For the quarter ended September 30, 2020, net cash provided by operating activities was $54.2 million and free cash flow was $49.1 million.

"Our third quarter free cash flow generation was strong due to positive earnings, and lower days sales outstanding and days inventory on hand over sequential quarters, driven by our continuing efforts to improve working capital," said Stephen Smith, Senior Vice President and Chief Financial Officer. "Our liquidity position remains healthy, and at the end of September 2020, our net debt to Adjusted EBITDA leverage ratio was 2.4x, down from 3.6x in the prior year period and improved from the prior sequential quarter.

Due to the uncertainty and ongoing impacts of COVID-19, we withdrew our full-year guidance earlier this year. At this time, we expect the fourth quarter earnings will drive our 2020 full year Adjusted EBITDA above our 2019 full year Adjusted EBITDA.

Veritiv Corporation will host a live conference call and webcast today, November 5, 2020, at 10 a.m. (ET) to discuss its third quarter financial results. To participate, callers within the United States ("U.S.") and Canada can dial (833) 968-2246, and international callers can dial (825) 312-2066, both using conference ID number 6545339.  Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services. Additionally, Veritiv provides logistics and supply chain management solutions. Serving customers in a wide range of industries, Veritiv has distribution centers throughout the U.S., Canada and Mexico, and team members around the world helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the "Company") future operating results, performance, business plans, including prospects, guidance, the 2020 Restructuring Plan and any other restructuring, statements related to the impact of COVID-19 and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "continue," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission ("SEC"), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; adverse impacts of the COVID-19 pandemic; uncertainties as to the structure, timing, benefits and costs of the 2020 Restructuring Plan or any future restructuring plan that the Company may undertake; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets impacting our Company and our customers; foreign currency fluctuations; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and labor disputes; the loss of any of our significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, facility products and paper from our suppliers for resale to our customers; changes in prices for raw materials; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; changes in trade policies and regulations; inclement weather, widespread outbreak of an illness or responses thereto, anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our dependence on a variety of information technology and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cybersecurity risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer pension, health and welfare plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$1,591.2	$1,924.5	$4,703.3	$5,824.2
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,262.4	1,550.8	3,728.8	4,726.5
Distribution expenses	100.6	124.9	323.9	387.3
Selling and administrative expenses	177.4	204.3	545.4	631.6
Depreciation and amortization	15.0	13.3	43.1	39.5
Integration expenses	—	4.5	—	13.3
Restructuring charges, net	7.9	7.6	40.4	16.9
Operating income (loss)	27.9	19.1	21.7	9.1
Interest expense, net	5.5	8.9	19.7	30.5
Other (income) expense, net	1.4	(2.5)	0.0	11.3
Income (loss) before income taxes	21.0	12.7	2.0	(32.7)
Income tax expense (benefit)	(0.1)	7.6	(0.2)	0.2
Net income (loss)	$21.1	$5.1	$2.2	$(32.9)

Earnings (loss) per share:
Basic earnings (loss) per share	$1.33	$0.32	$0.14	$(2.05)
Diluted earnings (loss) per share	$1.30	$0.31	$0.14	$(2.05)

Weighted-average shares outstanding:
Basic	15.89	16.10	15.99	16.04
Diluted	16.21	16.24	16.18	16.04

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$112.5	$38.0
Accounts receivable, less allowances of $43.7 and $43.8, respectively	840.1	910.8
Related party receivable	2.4	2.8
Inventories	484.5	552.9
Other current assets	116.1	126.1
Total current assets	1,555.6	1,630.6
Property and equipment (net of accumulated depreciation and amortization of $366.9 and $342.6, respectively)	202.2	216.9
Goodwill	99.6	99.6
Other intangibles, net	48.6	52.2
Deferred income tax assets	57.2	57.0
Other non-current assets	396.4	454.8
Total assets	$2,359.6	$2,511.1
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$496.9	$476.9
Related party payable	4.0	4.3
Accrued payroll and benefits	66.2	53.9
Other accrued liabilities	184.3	183.8
Current portion of debt	14.9	12.6
Total current liabilities	766.3	731.5
Long-term debt, net of current portion	591.0	742.4
Defined benefit pension obligations	14.1	15.7
Other non-current liabilities	445.4	485.3
Total liabilities	1,816.8	1,974.9
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 16.6 million and 16.4 million, respectively; shares outstanding - 15.9 million and 16.1 million, respectively	0.2	0.2
Additional paid-in capital	632.1	618.0
Accumulated (deficit) earnings	(33.4)	(35.3)
Accumulated other comprehensive loss	(39.0)	(33.1)
Treasury stock at cost - 0.7 million shares in 2020 and 0.3 million shares in 2019	(17.1)	(13.6)
Total shareholders' equity	542.8	536.2
Total liabilities and shareholders' equity	$2,359.6	$2,511.1

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net income (loss)	$2.2	$(32.9)
Depreciation and amortization	43.1	39.5
Amortization and write-off of deferred financing fees	1.8	1.9
Net losses (gains) on dispositions of property and equipment	(8.1)	(0.1)
Provision for expected credit losses and doubtful accounts, respectively	11.2	13.8
Deferred income tax provision (benefit)	(0.6)	(2.9)
Stock-based compensation	14.9	12.4
Other non-cash items, net	8.4	9.9
Changes in operating assets and liabilities
Accounts receivable and related party receivable	58.1	193.1
Inventories	65.3	87.8
Other current assets	0.6	29.7
Accounts payable and related party payable	52.8	(84.8)
Accrued payroll and benefits	12.6	(5.9)
Other accrued liabilities	1.6	(0.4)
Other	16.8	9.4
Net cash provided by (used for) operating activities	280.7	270.5
Investing activities
Property and equipment additions	(19.8)	(22.2)
Proceeds from asset sales	12.0	0.3
Net cash provided by (used for) investing activities	(7.8)	(21.9)
Financing activities
Change in book overdrafts	(30.1)	31.4
Borrowings of long-term debt	4,100.6	5,038.3
Repayments of long-term debt	(4,252.0)	(5,306.1)
Payments under right-of-use finance leases	(9.5)	(6.8)
Deferred financing fees	(3.4)	—
Purchase of treasury stock	(3.5)	—
Payments under Tax Receivable Agreement	(0.3)	(7.8)
Other	(0.3)	(2.4)
Net cash provided by (used for) financing activities	(198.5)	(253.4)
Effect of exchange rate changes on cash	0.1	(0.2)
Net change in cash and cash equivalents	74.5	(5.0)
Cash and cash equivalents at beginning of period	38.0	64.3
Cash and cash equivalents at end of period	$112.5	$59.3
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$2.8	$3.1
Cash paid for interest	17.2	28.1
Non-cash investing and financing activities
Non-cash additions to property and equipment for right-of-use finance leases	$13.4	$9.8
Non-cash additions to other non-current assets for right-of-use operating leases	18.3	107.7

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments) because we believe investors commonly use Adjusted EBITDA and these other non-GAAP measures as key financial metrics for valuing companies. In addition, the credit agreement governing our Asset-Based Lending Facility (the "ABL Facility") permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the ABL Facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA and these other non-GAAP measures are not alternative measures of financial performance under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$21.1	$5.1	$2.2	$(32.9)
Interest expense, net	5.5	8.9	19.7	30.5
Income tax expense (benefit)	(0.1)	7.6	(0.2)	0.2
Depreciation and amortization	15.0	13.3	43.1	39.5
EBITDA	41.5	34.9	64.8	37.3
Restructuring charges, net	7.9	7.6	40.4	16.9
Facility closure charges, including (gain) loss from asset disposition	(7.4)	—	(5.4)	—
Stock-based compensation	4.8	3.4	14.9	12.4
LIFO reserve (decrease) increase	(0.4)	(3.9)	(4.6)	(1.0)
Non-restructuring severance charges	0.8	1.3	3.2	4.0
Non-restructuring pension charges, net	—	0.0	7.2	6.6
Integration expenses	—	4.5	—	13.3
Fair value adjustment on Tax Receivable Agreement contingent liability	2.0	0.3	1.0	1.8
Fair value adjustment on contingent consideration liability	—	(2.5)	1.0	10.6
Escheat audit contingent liability	—	(1.0)	—	6.0
Other	0.7	0.4	3.4	0.8
Adjusted EBITDA	$49.9	$45.0	$125.9	$108.7

Net sales	$1,591.2	$1,924.5	$4,703.3	$5,824.2
Adjusted EBITDA as a % of net sales	3.1%	2.3%	2.7%	1.9%

Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(in millions, unaudited)

Three Months Ended September 30, 2020
Net cash provided by (used for) operating activities	$54.2
Less: Capital expenditures	(5.1)
Free cash flow	$49.1

Table III

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET DEBT TO ADJUSTED EBITDA

(in millions, unaudited)

	September 30, 2020		September 30, 2019
Amount drawn on ABL Facility	$521.0		$665.4
Less: Cash and cash equivalents	(112.5)		(59.3)
Net debt	408.5		606.1

Last Twelve Months Adjusted EBITDA	$173.1		$166.3

Net debt to Adjusted EBITDA	2.4	x	3.6	x

	Last Twelve Months	Last Twelve Months
	September 30, 2020	September 30, 2019
Net income (loss)	$5.6	$(23.6)
Interest expense, net	27.3	42.3
Income tax expense (benefit)	0.3	6.8
Depreciation and amortization	57.1	51.5
EBITDA	90.3	77.0
Restructuring charges, net	52.3	9.5
Facility closure charges, including (gain) loss from asset disposition	(5.4)	—
Stock-based compensation	17.1	15.3
LIFO reserve (decrease) increase	(7.3)	0.5
Non-restructuring asset impairment charges	—	0.2
Non-restructuring severance charges	7.6	6.6
Non-restructuring pension charges, net	7.2	18.7
Integration and acquisition expenses	4.2	20.5
Fair value adjustment on Tax Receivable Agreement contingent liability	(0.5)	0.9
Fair value adjustment on contingent consideration liability	3.5	9.3
Escheat audit contingent liability	(2.3)	7.7
Other	6.4	0.1
Adjusted EBITDA	$173.1	$166.3

Veritiv Contacts:

Investors: Scott Palfreeman, 844-845-2136	Media: Kristie Madara, 770-391-8471